                                                               EXHIBIT 11.1

                    GENERAL MEDICAL INC. AND SUBSIDIARY

           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                           FOUR MONTH                             NINE MONTH    NINE MONTH
                          PERIOD ENDED  YEAR ENDED   YEAR ENDED  PERIOD ENDED  PERIOD ENDED
                           AUGUST 31,  DECEMBER 31, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                              1993         1994         1995         1995          1996
                          ------------ ------------ ------------ ------------- -------------
Shares outstanding be-
 ginning of period......   10,200,000   10,186,010   12,940,407   12,940,407    13,312,047
Weighted average shares
 issued during period,
 net(1).................            0    1,210,445      612,613      571,476             0
Weighted average shares
 purchased during peri-
 od.....................       (5,933)     (72,920)    (141,885)     (93,934)      (24,856)
SEC SAB 83 shares(2)....      511,881      511,881      511,881      511,881       511,881
                           ----------   ----------   ----------   ----------    ----------
Weighted average number    10,705,948   11,835,416   13,923,016   13,929,830    13,799,072
 of shares..............   ==========   ==========   ==========   ==========    ==========
Net loss (in thousands).      $(3,907)     $(3,465)    $(18,472)    $(15,421)      $(1,057)
                           ----------   ----------   ----------   ----------    ----------
Net loss per share......       $(0.36)      $(0.29)      $(1.33)      $(1.11)       $(0.08)
                           ==========   ==========   ==========   ==========    ==========
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
(1)Weighted average common shares issued,
     net of
     SAB 83 common shares issued in 1996
(2)Common shares issued.....................  233,341
   Employee options granted.................  931,691
   Less shares assumed reacquired under the  (653,151)
     treasury stock method.................. --------
   SEC SAB 83 shares........................  511,881
                                             ========
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